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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated November 16,
1998 (except Note 7, as to which the date is November   , 1998), in Amendment
No. 3 to the Registration Statement (Form S-1) and related Prospectus of uBid, Inc. for the registration of 1,817,000 shares of its common stock.

                                          Ernst & Young LLP

Chicago, Illinois

November 16, 1998, except as to

 Note 7 as to which the date is

 November   , 1998

  The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 7 to the financial statements.

                                          /s/ Ernst & Young LLP

Chicago, Illinois

November 16, 1998